Exhibit 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of April 3, 2017 among NN, Inc., a Delaware corporation (the “Borrower”), the 2017 Incremental Term Lenders, the Revolving Lenders party hereto, SunTrust Bank, as the administrative agent (the “Administrative Agent”), Regions Bank and JPMorgan Chase Bank, N.A., as Co-Syndication Agents for the 2017 Incremental Loans (as defined below), KeyBank National Association and Regions Bank, as Co-Documentation Agents for the 2017 Incremental Term Loans and SunTrust Robinson Humphrey Inc. (“STRH”), Keybanc Capital Markets Inc. and Regions Capital Markets, as joint lead arrangers of the 2017 Incremental Term Loans.

RECITALS:

WHEREAS, the Borrower, the Administrative Agent and the Lenders from time to time party thereto are parties to the Amended and Restated Credit Agreement, dated as of September 30, 2016 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), which amended and restated the Credit Agreement, dated as of October 19, 2015, as amended;

WHEREAS, the Borrower, certain of the Lenders and the Administrative Agent desire to amend the Credit Agreement to modify certain provisions thereof pursuant to the terms of the Credit Agreement;

WHEREAS, in accordance with Section 2.14(c) of the Credit Agreement, the Borrower notified the Administrative Agent of its request for an Incremental Increase, and pursuant to Section 2.14 of the Credit Agreement, the Borrower hereby requests that the Persons set forth on Schedule I hereto (the “2017 Incremental Term Lenders”) make Incremental Term Loans hereunder (the “2017 Incremental Term Loans”) in an aggregate principal amount of $300,000,000 to the Borrower on the First Amendment Effective Date (as defined below);

WHEREAS, each 2017 Incremental Term Lender is willing to make 2017 Incremental Term Loans to the Borrower on the First Amendment Effective Date on the terms set forth in Section 2 herein and in the Credit Agreement and subject to the conditions set forth herein;

WHEREAS, pursuant to Section 10.01 of the Credit Agreement, (a) the consent of the Required Lenders is required for the effectiveness of certain of the amendments to the Credit Agreement set forth herein, and (b) the consent of the Required Revolving Lenders is required for the effectiveness of amendments to Section 7.14 of the Credit Agreement set forth herein, and each of the Lenders whose consent is required pursuant to the foregoing clauses (a) and (b) has agreed to the foregoing as evidenced by its signature to this Amendment.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent, the Lenders party hereto and the 2017 Incremental Term Lenders agree as follows:

Section 1. Definitions. Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2. 2017 Incremental Term Loan Commitments.

2.1 2017 Incremental Term Loan Commitments. Each 2017 Incremental Term Lender hereby agrees, severally and not jointly, on the terms set forth herein and in the Credit Agreement and subject to the conditions set forth herein, to make the 2017 Incremental Term Loans to the Borrower on the First Amendment Effective Date in an aggregate principal amount not to exceed the amount set forth opposite such 2017 Incremental Term Lender’s name on Schedule I hereto. Amounts borrowed under this Section 2.1 and repaid or prepaid may not be reborrowed.

2.2 Interest. Interest on the 2017 Incremental Term Loans shall be payable in accordance with Section 2.08 of the Credit Agreement. The minimum Eurodollar Rate applicable to the 2017 Incremental Term Loans will be 0.0%. The Applicable Rate at any time in respect of the 2017 Incremental Term Loans will be 2.75% per annum for Base Rate Loans and 3.75% per annum for Eurodollar Rate Loans.

2.3 Use of Proceeds. The proceeds of the 2017 Incremental Term Loans shall be used to provide a portion of the amount necessary to retire in full the New Notes outstanding on the First Amendment Effective Date, to repay outstanding Revolving Credit Loans and to pay expenses incurred in connection with this Amendment, such repurchase and the related transactions.

2.4 Termination. Unless previously terminated, the commitments of the 2017 Incremental Term Lenders pursuant to Section 2.1 of this Amendment shall terminate upon the making of the 2017 Incremental Term Loans on the First Amendment Effective Date.

2.5 Amortization. The Borrower shall repay the aggregate principal amount of the 2017 Incremental Term Loans on each June 30, September 30, December 31 and March 31, commencing with June 30, 2017, each such repayment being in an amount equal to $3,000,000 (which amount shall be reduced as a result of the application of prepayments in accordance with Section 2.05 of the Credit Agreement). The 2017 Incremental Term Loans shall be subject to mandatory prepayment on the same basis as the Tranche B Term Loans.

2.6 Maturity. The Maturity Date for the 2017 Incremental Term Loans shall be April 3, 2021; provided that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. On such Maturity Date, the Borrower shall repay in full the outstanding principal amount of the 2017 Incremental Term Loans.

2.7 Repricing Event. In the event that, on or prior to the date that is six months after the First Amendment Effective Date, a Repricing Event occurs with respect to the 2017 Incremental Term Loans, the Borrower will pay a premium (a “2017 Incremental Term Loan Call Premium”), for the ratable account of each Lender that holds 2017 Incremental Term Loans, in an amount equal to 1.00% of the aggregate principal amount of the 2017 Incremental Term Loans subject to such Repricing Event (it being understood that any such 2017 Incremental Term Loan Call Premium with respect to a Repricing Event under clause (b) of the definition of Repricing Event shall be paid to each Non-Consenting Lender that is replaced in such Repricing Event pursuant to Section 10.13). Such 2017 Incremental Term Loan Call Premium shall be due and payable within three (3) Business Days of the date of the effectiveness of such Repricing Event.

Section 3. Amendments.

3.1 Definitions and Accounting Terms.

(a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“”Applicable Requirements” shall mean, in respect of any Indebtedness, that such Indebtedness satisfies the following requirements:

(a) such Indebtedness shall not mature earlier than 91 days after the Latest Maturity Date of the Term Loans outstanding at the time of incurrence of such Indebtedness;

(b) such Indebtedness shall have a weighted average life to maturity not shorter than the remaining weighted average life to maturity of the Term Loans outstanding at the time of incurrence of such Indebtedness;

(c) such Indebtedness shall not be guaranteed by any Person other than any Loan Party and shall not have any obligors other than any Loan Party;

(d) the other terms and conditions of such Indebtedness (excluding pricing, fees, rate floors, premiums, optional prepayment or optional redemption provisions) are (i) not materially less favorable (when taken as a whole) to the Borrower and its Subsidiaries than those set forth in the Loan Documents (when taken as a whole) or (ii) on customary terms at the time of incurrence, except in each case for covenants or other provisions contained in such Indebtedness that are applicable only after the then Latest Maturity Date; and

(e) the holders of such Indebtedness may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans then outstanding.”

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of April 3, 2017.

“First Amendment Effective Date” means April 3, 2017.

“Revolving Credit Restoration Date” means the date that is five Business Days after the date of delivery by the Borrower of financial statements and a related Compliance Certificate pursuant to Sections 6.01 and 6.02, respectively, together with a certificate of a Responsible Officer demonstrating to the reasonable satisfaction of the Administrative Agent that the Consolidated Secured Leverage Ratio as of the last day of and for the period of four fiscal quarters covered by such financial statements and Compliance Certificate is not greater than 3.60 to 1.00, but only if the Consolidated Secured Leverage Ratio as of and for the period of four fiscal quarters ending on the last day of the fiscal quarter most recently preceding the final fiscal quarter covered by such financial statements and Compliance Certificate was also not greater than 3.60 to 1.00, as evidenced by the financial statements and Compliance Certificate delivered pursuant to Sections 6.01 and 6.02, respectively, with respect to such period and such certificate, provided that the Revolving Credit Restoration Date shall not be deemed to occur if, as of such date, an Event of Default shall have occurred and be continuing.

(b) The following definition is hereby restated in its entirety as follows:

“Pro Forma Leverage Test” means, as of any date of determination, with respect to any Specified Transaction, a pro forma Consolidated Net Leverage Ratio that is equal to or less than the maximum Consolidated Net Leverage Ratio then permitted under Section 7.14 (whether or not the covenant set forth in Section 7.14 is then applicable), adjusted by reducing the numerator of such maximum permitted ratio by 0.50, for the most recent fiscal quarter (or fiscal year, as applicable) most recently ended prior to such date for which financial statements are required to have been delivered to the Administrative Agent pursuant to Section 4.01, 6.01(a) or 6.01(b), determined based on the financial information received for such most recently ended fiscal quarter (or fiscal year, as applicable) after giving effect to such Specified Transaction and any other Specified Transaction consummated after the date of such financial statements and on or prior to the date of such Specified Transaction.”

(c) The definition of “Consolidated EBITDA” is hereby amended by restating clause (a)(vi) thereof in its entirety as follows:

“(vi) synergies, cost savings and other pro forma adjustments to actual historical Consolidated EBITDA in connection with the Closing Date Acquisition or any Acquisition or Disposition permitted pursuant to Section 7.03 or Section 7.05 to the extent realized within 12 months of the Closing Date Acquisition or such Acquisition or Disposition, as applicable; provided that such synergies, cost savings and other adjustments are (A) directly attributable to the Closing Date Acquisition or such Acquisition or Disposition, (B) factually supportable, (C) reasonably identifiable, (D) expected to have a continuing impact on the Borrower and its Subsidiaries and (E) consistent with Regulation S-X of the United States Securities and Exchange Commission”

(d) The definition of “Revolving Credit Commitment” is hereby amended by adding the following sentence at the end of such definition:

“From the First Amendment Effective Date until the Revolving Credit Restoration Date, the Revolving Credit Commitment of each Lender shall be deemed reduced for the purposes of Sections 2.01(b), 2.03(a), 2.04(a), 2.05(b)(iv) and 2.15 (but not, for the avoidance of doubt, Section 2.09) by such Lender’s ratable share of the amount by which the aggregate Revolving Credit Commitments (determined without reference to this sentence) exceed $100,000,000.”

(e) Section 1.03(c) of the Credit Agreement is hereby amended by replacing the references to “Section 7.03(b)” and “Section 7.05(b)” with references to “Section 7.03” and “Section 7.05”, respectively.

3.2 The Commitments and Borrowings.

(a) Subsection (b) of Section 2.05 of the Credit Agreement is hereby amended by restating clause (iii) thereof in its entirety as follows:

“(iii) Upon the incurrence or issuance by the Borrower or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 7.02 (other than clause (j)(ii) thereof)), the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of all Net Cash Proceeds received therefrom within five (5) Business Days of receipt thereof (or, in the case of Net Cash Proceeds of Indebtedness incurred in reliance upon Section 7.02(j)(ii), substantially simultaneously with the receipt thereof) by the Borrower or such Subsidiary (such prepayments to be applied as set forth in clause (v) below).”

(b) Subsection (d) of Section 2.07 of the Credit Agreement is hereby amended by replacing each reference to “Initial Term Loans” set forth therein with the words “Tranche B Term Loans.”

(c) Section 2.14 of the Credit Agreement is hereby amended (i) by replacing the words “Closing Date” in subsection (a)(i) thereof with the words “First Amendment Effective Date” and (ii) by restating clause (a)(vii)(y) thereof in its entirety as follows:

“(y) in the case of any Incremental Term Loan incurred after the First Amendment Effective Date, a Consolidated Secured Leverage Ratio of not more than 4.00 to 1.00.”

3.3 Affirmative Covenants; Negative Covenants.

(a) Section 6.17 of the Credit Agreement is hereby amended by adding the following at the end of such Section:

“On or prior to the date that is 14 days after the First Amendment Effective Date (as such date may be extended by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent an amendment to that certain Open-End Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of April 18, 2016 by and between Lacey Manufacturing Company, LLC and the Administrative Agent, revising the maximum aggregate principal amount secured by such Mortgage in form and substance reasonably satisfactory to the Administrative Agent (the “Mortgage Amendment”). Upon receipt of the recorded Mortgage Amendment, the Borrower will use commercially reasonable efforts (including payment of all reasonable fees associated therewith) to promptly deliver to the Administrative Agent a date-down endorsement of the applicable Mortgage Policy, in form and substance reasonably satisfactory to the Administrative Agent.”

(b) Section 7.02 of the Credit Agreement is hereby amended by restating subsections (j), (k) and (l) thereof in their entirety as follows:

“(j) (i) other unsecured Indebtedness (including unsecured Subordinated Indebtedness), in addition to the Indebtedness listed above, in an aggregate principal amount for the Borrower and all of its Subsidiaries not to exceed $25,000,000 at any time outstanding, and (ii) any other unsecured Indebtedness (including unsecured Subordinated Indebtedness), in addition to the Indebtedness listed above, constituting Refinancing Indebtedness in respect of the Loans, so long as such Indebtedness satisfies the Applicable Requirements and the proceeds thereof are applied in accordance with Section 2.05(b)(iii);

(k) on or prior to the First Amendment Effective Date only, unsecured Indebtedness evidenced by the New Notes in an aggregate outstanding principal amount not to exceed $300,000,000;

(l) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the date hereof pursuant to an Acquisition permitted under Section 7.03(b); provided that (i) such Indebtedness is existing at the time such Person becomes a Subsidiary of the Borrower (and is not incurred in contemplation of such Person’s becoming a Subsidiary of the Borrower), (ii) after giving pro forma effect thereto and to the application of the proceeds thereof (but disregarding any costs constituting proceeds thereof for the purposes of netting), the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test (and, if such Indebtedness is secured, the Consolidated Secured Leverage Ratio shall be not greater than 4.00 to 1.00) and (iii) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (l) for which any Subsidiary that is not a Loan Party is a borrower or guarantor shall not exceed $25,000,000 at any time;”

(c) Subsection (a) of Section 7.03 of the Credit Agreement is hereby amended as follows:

(i) by deleting the word “and” following clause (xiv) thereof and (ii) by adding new clauses (xvi) and (xvii) at the end of subsection (a) thereof, reading as follows:

“(xvi) other Investments, in addition to the Investments permitted above, in an aggregate amount for all Investments made on or after the First Amendment Effective Date in reliance on this clause (xvi) not to exceed, when taken together with the amount of Acquisitions made on or after the First Amendment Effective Date in reliance on Section 7.03(b)(viii), $50,000,000, provided that (A) no Default has occurred and is continuing at the time of any such Investment or would result therefrom and (B) in the case of any Investment (or series of related Investments) made in reliance on this clause (xvi) in an aggregate amount of $15,000,000 or more, after giving pro forma effect to such Investment (or series of related Investments) and to any Indebtedness incurred in connection therewith, the Borrower and its Subsidiaries are in compliance with the Pro Forma Leverage Test; and

(xvii) other Investments constituting Acquisitions permitted by subsection (b) of this Section 7.03.”

(d) Subsection (b) of Section 7.03 of the Credit Agreement is hereby amended as follows:

(i) by deleting the word “and” following clause (vi) thereof and (ii) by adding new clauses (viii) and (ix) at the end thereof, reading as follows:

“(viii) other Acquisitions, in addition to the Acquisitions permitted above, in an aggregate amount for all Acquisitions made on or after the First Amendment Effective Date in reliance on this clause (viii) not to exceed, when taken together with Investments made on or after the First Amendment Effective Date in reliance on Section 7.03(a)(xvi), $50,000,000, provided that (A) no Default has occurred and is continuing at the time of any such Acquisition or would result therefrom and (B) in the case of any Acquisition (or series of related Acquisitions) made in reliance on this clause (viii) in an aggregate amount of $15,000,000 or more, after giving pro forma effect to such Acquisition (or series of related Acquisitions) and to any Indebtedness incurred in connection therewith, the Borrower and its Subsidiaries are in compliance with the Pro Forma Leverage Test; and

(ix) other Acquisitions constituting Investments permitted by subsection (a) of this Section 7.03.”

(e) Section 7.05 of the Credit Agreement is hereby amended (i) by replacing the period at the end of subsection (j) thereof with “; and”, and (ii) by restating subsection (i) thereof in its entirety, and adding a new subsection (k) at the end thereof, reading as follows:

“(i) Dispositions not otherwise permitted under this Section 7.05 so long as (i) the consideration received for the assets to be so disposed is at least equal to the fair market value of such assets, as reasonably determined by the Board of Directors of the Borrower, and at least 75% of the consideration so received constitutes cash, (ii) the proceeds of such Disposition are applied in accordance with Section 2.05, (iii) after giving pro forma effect to such Disposition, the Borrower and its Subsidiaries shall be in compliance with the Pro Forma Leverage Test and (iv) no Default or Event of Default is occurring and continuing at the time of such Disposition or results therefrom;”

“(k) a Loan Party may enter into any agreement to make a Disposition otherwise permitted under this Section 7.05.”

(f) Section 7.14 of the Credit Agreement is hereby restated in its entirety as follows:

“7.14 Financial Covenant. For the benefit of the Revolving Credit Lenders, the Swing Line Lender and the L/C Issuers only (and the Administrative Agent on their behalf), permit the Consolidated Net Leverage Ratio of the Borrower and its Subsidiaries as of the last day of any fiscal quarter of the Borrower to exceed the Consolidated Net Leverage Ratio set forth in the applicable fiscal quarter below if the aggregate Revolving Credit Exposure (excluding any Revolving Credit Exposure in respect of any existing Letter of Credit with respect to precious metals or any Letter of Credit (a) which has been cash collateralized in an amount equal to 103% or more of the maximum stated amount of such Letter of Credit, (b) which remains undrawn, provided that the Revolving Credit Exposure in respect of any such Letters of Credit that have not been cash collateralized as set forth in the foregoing clause (a) shall only be excluded to the extent the aggregate Revolving Credit Exposure of all such Letters of Credit excluded pursuant to this clause (b) does not exceed (i) from the Amendment and Restatement Effective Date through and including June 30, 2017, $15,000,000 and (ii) at all other times, $5,000,000, or (c) for any date of determination after June 30, 2017 and prior to the Revolving Credit Restoration Date, is a Letter of Credit that was outstanding on June 30, 2017 and was excluded from the calculation of the Revolving Credit Exposure for the purposes of this Section 7.14 by reason of the foregoing clause (b)) outstanding as of the last day of such fiscal quarter exceeds (x) prior to the Revolving Credit Restoration Date, $0, and (y) on or after the Revolving Credit Restoration Date, an amount equal to 30% of the aggregate Revolving Credit Commitments as of such day.

Fiscal Quarter	Consolidated Net Leverage Ratio (for periods ending prior to the Revolving Credit Restoration Date)	Consolidated Net Leverage Ratio (for periods ending on or after the Revolving Credit Restoration Date)
March 31, 2017	6.00 to 1.00	5.00 to 1.00
June 30, 2017	6.00 to 1.00	5.00 to 1.00
September 30, 2017	5.75 to 1.00	5.00 to 1.00
December 31, 2017	5.75 to 1.00	5.00 to 1.00
March 31, 2018	5.75 to 1.00	4.50 to 1.00
June 30, 2018	5.75 to 1.00	4.50 to 1.00
September 30, 2018	5.50 to 1.00	4.50 to 1.00
December 31, 2018	5.50 to 1.00	4.50 to 1.00
March 31, 2019	5.50 to 1.00	4.00 to 1.00
June 30, 2019	5.25 to 1.00	4.00 to 1.00
September 30, 2019	5.25 to 1.00	4.00 to 1.00
December 31, 2019 and the last day each fiscal quarter thereafter	5.00 to 1.00	4.00 to 1.00

Notwithstanding anything to the contrary contained in Section 10.01, the provisions of this Section 7.14, and the definition of the term “Consolidated Net Leverage Ratio” and its constituent parts, in each case as used for purposes of this Section 7.14, may only be amended, waived or otherwise modified with the prior written consent of the Required Revolving Lenders.”

3.4 Administrative Agent. Section 9.11 of the Credit Agreement is hereby amended as follows:

(a) by deleting the word “or” where it appears prior to clause (iv) of subsection (a) thereof and adding the following clause (v) immediately after such clause (iv):

“or (v) if the property subject to such Lien is owned by a Guarantor, upon the release of such Guarantor from its obligations under the Guaranty pursuant to clause (d) below”

(b) by deleting the word “and” where it appears at the end of subsection (b) thereof, replacing the period at the end of subsection (c) thereof with “; and” and adding the following subsection (d) immediately after such subsection (d):

“(d) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary or as a result of a transaction permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Indebtedness of the Borrower or any of its Subsidiaries.”

and

(c) by restating the last sentence of such Section in its entirety as follows:

“In each case as specified in this Section, the Administrative Agent will promptly upon the request of the Borrower (and each Lender irrevocably authorizes the Administrative

Agent to), at the Borrower’s expense, to execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the Liens granted under the applicable Collateral Documents, or to release such Loan Party from its obligations under the Guaranty and the applicable Collateral Documents, in each case in accordance with the terms of the Loan Documents and this Section.”

Section 4. Certain Waivers. The Lenders party hereto waive any prepayment of the existing Term Loans with the proceeds of the 2017 Incremental Term Loans, and waive any condition to the effectiveness of the 2017 Incremental Term Loans that is not satisfied by satisfaction of the conditions precedent set forth in Section 5 hereof, and any requirement with respect to the incurrence of the Incremental Term Loans and the application of the proceeds thereof in accordance with the terms hereof.

Section 5. Conditions to Effectiveness. The effectiveness of this Amendment and the obligation of each 2017 Incremental Term Lender to make its 2017 Incremental Term Loan shall become effective on the first Business Day on which the following conditions are satisfied or waived (the “First Amendment Effective Date”):

(i) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of Lenders constituting the Required Lenders and Required Revolving Lenders, as well as signatures of (A) the Administrative Agent, (B) each 2017 Incremental Term Lender, (C) the Borrower and (D) the Guarantors;

(ii) the Administrative Agent shall have received a notice of Borrowing for the 2017 Incremental Term Loans (whether in writing or by telephone) in accordance with the Credit Agreement;

(iii) substantially contemporaneously with the funding of the 2017 Incremental Term Loans the New Notes shall be paid in full;

(iv) the Administrative Agent shall have received a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance duly executed by the Borrower and each Loan Party relating thereto);

(v) the fees in the amounts previously agreed in writing by SunTrust and STRH to be received by SunTrust, STRH and the Lenders (including the 2017 Incremental Term Lenders) on the First Amendment Effective Date and all reasonable and documented or invoiced out-of-pocket costs and expenses (including the reasonable fees, charges of a single counsel to the Administrative Agent) incurred in connection with the transactions contemplated hereby for which invoices have been presented at least one (1) Business Day prior to the First Amendment Effective Date shall, upon the Borrowings of all Loans to be incurred on the First Amendment Effective Date, have been, or will be substantially simultaneously, paid in full.

(vi) The Borrower shall have executed and delivered to the Administrative Agent the appropriate Note or Notes for the account of each 2017 Incremental Term Lender that has requested the same.

(vii) (A) The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of each Loan Party approving this Amendment and, in the case of the Borrower, the incurrence of the 2017 Incremental Term

Loans, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental approvals, if any, with respect to the execution, delivery and performance by such Loan Party of this Amendment and, in the case of the Borrower, the incurrence of the 2017 Incremental Term Loans, all of which documents shall be in form and substance satisfactory to the Administrative Agent, and (B) secretary’s certificates reasonably acceptable to the Administrative Agent (including evidence of authority and incumbency).

(viii) The Administrative Agent shall have received: (A) a certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Loan Party and any and all material amendments and restatements thereof, certified as of a recent date, in the case of the Certificate or Articles of Incorporation or equivalent formation document of the Borrower and each other Loan Party requested by the Administrative Agent, by the relevant Secretary of State of organization or formation (and to the extent such certified copies are not requested by the Administrative Agent, certified by the secretary of the relevant Loan Party); and (B) a copy of a good standing certificate, certificate of existence or other evidence of existence or formation in the jurisdiction of organization from the Secretary of State of the state of organization, dated as of a recent date, from each Loan Party listing all charter documents affecting such Loan Party and certifying as to the good standing of such Loan Party.

(ix) The Administrative Agent shall have received a certificate from the Borrower, dated as of the First Amendment Effective Date, certifying that (A) both before and immediately after giving effect to the incurrence of the 2017 Incremental Term Loans, there shall exist no Default or Event of Default, (B) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (or, with respect to representations and warranties modified by a materiality or Material Adverse Effect standard, in all respects) as of such earlier date and (C) all other conditions to the incurrence of the 2017 Incremental Term Loans have been satisfied.

(x) The Administrative Agent shall have received such opinions of counsel from counsel to the Loan Parties, each of which shall be addressed to the Administrative Agent and the Lenders (including the 2017 Incremental Term Lenders) and dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.

(xi) The Administrative Agent shall have received, at least three Business Days prior to the First Amendment Effective Date, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act, in each case, requested by the Administrative Agent at least five Business Days prior to the First Amendment Effective Date.

Section 6. Acknowledgments and Affirmations of the Loan Parties. Each Loan Party hereby expressly acknowledges the terms of this Amendment and confirms and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby and thereby, (ii) its guarantee of the Obligations (including, without limitation, the 2017 Incremental Term Loans) under the Guaranty and (iii) its grant of Liens on the Collateral to secure the Obligations (including, without limitation, the Obligations with respect to the

2017 Incremental Term Loans) pursuant to the Security Documents; provided that, on and after the effectiveness of this Amendment, each reference in the Guaranty and in each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby. Without limiting the generality of the foregoing, the Security Documents to which such Loan Party is a party and all of the Collateral described therein do, and shall continue to secure, payment of all of the Obligations.

Section 7. Allocations. The Borrower and the 2017 Incremental Term Lenders hereby authorize the Administrative Agent to enter and complete all such amounts, percentages and other information in the Register maintained pursuant to Section 10.06(c) of the Credit Agreement, as appropriate. The Administrative Agent’s entry and completion shall be conclusive and shall be conclusive evidence of the existence, amounts, percentages and other information with respect to the obligations of the Lenders and the Borrower hereunder and under the Credit Agreement, in each case, absent manifest error. For the avoidance of doubt, the provisions of Article IX and Section 10.04 of the Credit Agreement shall apply to any determination, entry or completion made by the Administrative Agent pursuant to this Section 7.

Section 8. Miscellaneous.

8.1 Representations and Warranties. The Borrower and each Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders (including the 2017 Incremental Term Lenders) that:

(i) it has the legal power and authority to execute and deliver this Amendment;

(ii) the officers executing this Amendment on its behalf have been duly authorized to execute and deliver the same and bind it with respect to the provisions hereof;

(iii) the execution and delivery hereof by it and the performance and observance by it of the provisions hereof do not conflict with, result in a breach in any of the provisions of, constitute a default under, or result in the creation of a Lien (other than Liens permitted under Section 7.01 of the Credit Agreement) upon any assets or property of any Loan Party under the provisions of, (a) such Loan Party’s Organization Documents, (b) any material agreement to which any Loan Party is a party, (c) any order, injunction, writ or decree of any Governmental Authority or (d) any Law, except with respect to any conflict, breach, default or violation referred to in clauses (c) and (d) above, solely to the extent that such conflicts, breaches, defaults or violations, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(iv) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v) this Amendment constitutes its valid and binding obligation in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vi) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

8.2 Credit Agreement Unaffected. Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Amendment is a Loan Document.

8.3 Guarantor Acknowledgment. Each Guarantor, by signing this Amendment:

(i) consents and agrees to and acknowledges the terms of this Amendment;

(ii) acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii) represents and warrants to the Administrative Agent and the Lenders (including the 2017 Incremental Term Lenders) that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent that any thereof expressly relate to an earlier date; and

(iv) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Credit Agreement.

8.4 Waiver. The Borrower and each Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders (including the 2017 Incremental Term Lenders) and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

8.5 Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

8.6 Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

8.7 Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO

THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.8 JURY TRIAL WAIVER. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

8.9 Documentation Agents; Syndication Agent; Joint Lead Arrangers. Each 2017 Incremental Term Lender hereby designates each Person so specified in the introductory paragraph hereof as Co-Documentation Agent, Syndication Agent or joint lead arranger of the 2017 Incremental Term Loans, and each party hereto agrees that each such Person shall have no duties or obligations under any Loan Documents to any Lender or any Loan Party arising from such designation.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

NN, INC., as the Borrower

By:	/s/ J. Robert Atkinson
	Name:	J. Robert Atkinson
	Title:	Treasurer

Acknowledged and agreed to by each of the undersigned Guarantors:

AUTOCAM CORPORATION
AUTOCAM-PAX, INC.
INDUSTRIAL MOLDING CORPORATION
WHIRLAWAY CORPORATION
PNC ACQUISITION COMPANY, INC.
PMC USA ACQUISITION COMPANY, INC.
PMC ACQUISITION COMPANY, INC.
NN PRECISION PLASTICS, INC.
CAPROCK MANUFACTURING, INC.
CAPROCK ENCLOSURES, LLC
PRECISION ENGINEERED PRODUCTS HOLDINGS, INC.
PRECISION ENGINEERED PRODUCTS LLC
BRAININ-ADVANCE INDUSTRIES LLC
WAUCONDA TOOL & ENGINEERING LLC
LACEY MANUFACTURING COMPANY, LLC
GENERAL METAL FINISHING LLC
POLYMETALLURGICAL LLC
MATRlX I LLC
BOSTON ENDO-SURGICAL TECHNOLOGIES LLC
CONNECTICUT PLASTICS. LLC
ADVANCED PRECISION PRODUCTS, INC.
HOWESTEMCO, LLC
PREMCO, INC.
PROFILES INCORPORATED
HOLMED, LLC
TRIGON INTERNATIONAL LLC

By:	/s/ J. Robert Atkinson
Name:	J. Robert Atkinson
Title:	Treasurer

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

SUNTRUST BANK, as Administrative Agent

By:	/s/ Elizabeth Tallmadge
	Name:	Elizabeth Tallmadge
	Title:	Managing Director

SUNTRUST BANK, as a Revolving Credit Lender

By:	/s/ Elizabeth Tallmadge
	Name:	Elizabeth Tallmadge
	Title:	Managing Director

SUNTRUST BANK, as 2017 Incremental Term Lender

By:	/s/ Elizabeth Tallmadge
	Name:	Elizabeth Tallmadge
	Title:	Managing Director

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

SUNTRUST ROBINSON HUMPHREY INC., as a Joint Lead Arranger

By:	/s/ Anika Kirs
	Name:	Anika Kirs
	Title:	Vice President

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

REGIONS BANK, as a Revolving Credit Lender

By:	/s/ Stuart A. Hall
	Name:	Stuart A. Hall
	Title:	Vice President

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

REGIONS CAPITAL MARKETS, as a Joint Lead Arranger

By:	/s/ Russ Fallis
	Name:	Russ Fallis
	Title:	Director

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Revolving Credit Lender

By:	/s/ Ari Deutchman
	Name:	Ari Deutchman
	Title:	Senior Vice President

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

KEYBANC CAPITAL MARKETS INC., as a Joint Lead Arranger

By:	/s/ Beth M. Mikes
	Name:	Beth Mikes
	Title:	Managing Director

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

JPMORGAN SECURITIES LLC, as a Co-Syndication Agent

By:	/s/ John A. Horst
	Name:	John A. Horst
	Title:	Executive Director

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

The undersigned hereby consents to and approves of the foregoing amendment:

,
as a Lender (type name of the legal entity)

By:
Name:
Title:

If a second signature is necessary:

By:
Name:
Title:

Signature Page

Amendment No. 1 to Amended and Restated Credit Agreement

Schedule I

2017 Incremental Term Loan Commitments

Lender	Commitment
SUNTRUST BANK	$300,000,000.00

22450604.12